                                                                   Exhibit 10.62

                    Information Management Associates, Inc.
                               6527 Main Street
                              Trumbull, CT 06611

                                                           December 21, 1990

Wand/IMA Investments, L.P.
30 Rockefeller Plaza
Suite 45-38
New York, New York  10112

Dear Sirs:

                  Pursuant to section 4.10 of the Note and Warrant Purchase Agreement, dated December 21, 1990, by and between Information Management Associates, Inc., a Connecticut corporation (the "Company") and Wand/IMA Investments, L.P. (the "Purchase Agreement") and in order to induce you to purchase $1,600,000 aggregate principal amount of 15% Senior Subordinated Notes due 1997 of the Company ("Notes") and certain warrants ("Warrants") to purchase shares of the Company's common stock, no par value, the Company and Mr. Gary R. Martino, Mr. Andrei Poludnewycz, Mr. Paul J. Schmidt, Mr. Albert R. Subbloie, Mr. Wendell Covalt, Mr. Dennis Dobson and Mr. Joseph R. Lemay (collectively, the "Shareholders") agree with you as follows:

                  1. Board of Directors. (a) So long as any of the Notes are
                     ------------------
outstanding or, if no Notes are outstanding and any Warrants or Registrable Securities (as defined in the Warrants) are outstanding, so long as there has not been an Initial Public Offering (as defined in the Warrants), the Company and each of the Shareholders shall take all action within their respective powers, including, but not limited to, the voting of capital stock of the Company, required to cause the Board of Directors of the Company to at all times have one member designated by you. Further, the Company and each of the Shareholders shall take all action within their respective powers, including, but not limited to, the voting of capital stock of the Company, required to cause the Board of Directors of

--------
* Capitalized terms not defined herein shall, unless otherwise indicated, have the meanings assigned to them in the Purchase Agreement.

the Company to at all times have a second and additional member designated by you (i) if any Note is outstanding, after the occurrence and during the continuance of any Default or Event of Default under the Notes as set forth in section 13 of the Purchase Agreement or (ii) if no Notes are outstanding but any Warrant or Registrable Security is outstanding and there has not been an Initial Public Offering, after the occurrence and during the continuance of any Default or Event of Default pursuant to sections 8, 9.1(i), 9.2, 9.4, 9.5, 9.6 or 9.8 of the Purchase Agreement.

                      (b) No action shall be taken at any meeting of the Company's Board of Directors, whether held in person or by telephone, unless each director shall receive at least five Business Days' notice of such meeting. Any notice of a meeting of the Company's Board of Directors must state all material action proposed to be taken at such meeting and any material action not described in the notice of meeting shall not be taken at such meeting if the director or directors designated by you are absent therefrom. Additionally, reasonably detailed minutes will be taken of all meetings of the Company's Board of Directors and any committees of the Board and such minutes will be promptly circulated to each director of the Company after each meeting. All such minutes of meetings shall be approved by the directors appointed by you before they are entered into the Company's minute books.

                      (c) The powers of the Company's Board of Directors shall not be delegated to an executive committee.

                      (d) The Company's Board of Directors shall be composed of no more than seven directors.

                  2. S Corporation Status and Taxes. (a) If for any reason,
                     ------------------------------
other than as provided in paragraph (b) of this section, the Company fails to qualify as an S corporation, within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), for any taxable year or the Internal Revenue

Service ("IRS") revokes or otherwise terminates the Company's status as an S corporation for any taxable year, then each Shareholder agrees promptly to apply to the IRS for a refund of taxes paid with respect to any and all dividends or other distributions received from the Company (other than any bonuses received in accordance with the terms of the Bonus Plan and other than any compensation received for personal services as an officer, director, or employee of the Company in accordance with section 9.8(c) of the Purchase Agreement) attributable to periods for which the Company's status as an S corporation is disallowed ("Distributed Amounts") and will remit back to the Company the amount of such Distributed Amounts.

                      (b) If, as a direct and sole consequence of entering into this Agreement or the Purchase Agreement or the Warrant, the Company fails to qualify as an S corporation within the meaning of Section 1361(a)(1) of the Code for any taxable year, then each Shareholder shall remit back to the Company all Distributed Amounts other than the portion of Distributed Amounts which equals the federal income taxes payable by such Shareholder with respect to the Distributed Amounts received, as calculated by taking into account any and all deductions that the Shareholder may be authorized to take under applicable federal income tax law by virtue of the Shareholder's obligation to remit Distributed Amounts back to the Company.

                      (c) In the case of (a) or (b), each Shareholder shall remit back to the Company the applicable Distributed Amounts (i) to the extent to which a Shareholder may be entitled to a refund, within 10 business days after receipt of any such refund and (ii) to the extent of any remainder, within 30 days after the Company's notice to such Shareholder, but in no event more than one year after such revocation, termination or failure to qualify.

                      (d) Each Shareholder represents and warrants that such Shareholder has paid all required taxes arising out of the Company's election to qualify as an S corporation for federal income tax purposes and that such Shareholder will continue to pay all such taxes in a timely manner as they become due and payable.

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

                      (e) The parties hereto acknowledge that you are a third party beneficiary of the obligations of the Shareholders pursuant to this
Section 2.

                  3. Take-Along Rights. (a) Promptly after any Shareholder (the
                     -----------------
"Selling Shareholder") determines to offer for sale or otherwise dispose of (a "sale"), all or any portion of the Common Stock of the Company owned by such Selling Shareholder to any Person other than an Affiliate (as defined in section 8 of this Agreement) of such Selling Shareholder (a "Third Party Purchaser"), and if as a consequence of such sale the Shareholders as a group would in the aggregate own less than 65% of the Common Stock on a fully diluted basis, then the Selling Shareholder shall give written notice (a"Take-Along Notice") to you at your address for notices under the Purchase Agreement, specifying the name of the Third Party Purchaser, the number of shares of Common Stock intended to be sold, the purchase price, all other relevant terms and conditions of such sale, and whether such sale will result in a Change in Control (as defined in section 16(a) of the Warrants). You and Thomas F. Hill shall have the option (the "Take-Along Option") to sell up to such number of shares of Common Stock determined in accordance with paragraph (b) of this section (the "Other Included Shares"), at the same price and on the same terms received by the Selling Shareholder. The Take-Along Option shall be exercised by you by delivering a written notice to the Selling Shareholder (an "Exercise Notice"), within five Business Days of the delivery of the Take-Along Notice, indicating your election to exercise the Take-Along Option and specifying the number of shares of Common Stock to be included. A Take-Along Notice or Exercise Notice shall be deemed delivered for purposes of this Agreement (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the recipient's telex or telecopy number and the appropriate answer back or acknowledgment of receipt is received or (ii) if given by mail, 72 hours after such notice is deposited in the U.S. mail with first class postage pre-paid. Failure by you to deliver an Exercise Notice to the Selling Shareholder within such five Business Day period shall be deemed an election by you not to exercise the Take-Along Option with respect to such Take-Along Notice. The delivery of an Exercise Notice to the Selling Shareholder shall constitute a binding agreement by you to sell up to the number of shares of Common Stock specified in such Exercise Notice at the price and on the terms stated in the Take-Along Notice, unless such Exercise Notice is revoked by a written instrument delivered in the manner specified above to the Selling Shareholder at least 24 hours prior to the time that the Selling Shareholder enters into a legally binding commitment to sell such shares of Common Stock. The Selling Shareholder shall not sell shares of Common Stock to a Third Party Purchaser unless all Other Included Shares, if any have been elected pursuant to this Agreement, are included in such sale in accordance with this section.

                (b) You shall have the right to sell pursuant to each Take-Along Option described in paragraph (a) of this section up to the number of shares of Common Stock determined by the formula below:

                                 A = Y x [ Z ]
                                          ---
                                         [ T ]

where, on the date you exercise the Take-Along Option, A equals the number of shares of Common Stock you may include in such sale, Y equals the number of shares of Common Stock on a fully diluted basis you are entitled to receive upon exercise in full of all of your Warrants, Z equals the number of shares of Common Stock which the Selling Shareholder proposes to sell to a Third Party Purchaser, and T equals the total number of shares of Common Stock outstanding on a fully diluted basis.

                (c) If and to the extent that at the end of 30 days following the date on which a Take-Along Notice was given pursuant to paragraph (a) of this section, the Selling Shareholder has not completed the sale of the number of shares of Common Stock proposed to be sold as set forth in such Take-Along Notice, the Take-Along Option with respect thereto and the Selling Shareholder's right to sell such shares of Common Stock shall cease until such time as a subsequent Take-Along Notice is delivered to you in accordance with paragraph
(a) of this section. Notwithstanding anything to the contrary contained herein, the Selling Shareholder shall have no obligation to you to consummate any sale as to which it gives a Take-Along Notice.

                (d) The Selling Shareholder and you shall each pay a pro rata
                                                                     --- ----
share of fees, expenses and commissions charged by any broker or agent executing the sale of shares of Common Stock pursuant to a Take-Along

Option described in paragraph (a) of this section.

                 (e) If you (i) fail to deliver good and marketable title to any or all of the Other Included Shares or (ii) fail to pay any fees, costs or expenses required to be paid pursuant to this Agreement, you shall hold harmless and indemnify the Selling Shareholder against all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or in connection with any such failure.

                 (f) The failure by you to exercise a Take-Along Option in connection with any particular sale shall not affect your right to exercise a Take-Along Option with respect to any subsequent sale.

                 (g) Any sale of shares of Common Stock by any Shareholder to any Affiliate of such Shareholder shall be null and void unless and until such Affiliate agrees in writing to be bound by the obligations of his transferor hereunder and the restrictions of transfer set forth herein with respect to the shares of Common Stock so to be acquired.

                 (h) The rights and obligations applying to you under this paragraph 3 shall also apply to Thomas F. Hill.

           4. Survival of Representations and Incorporation by Reference of
              -------------------------------------------------------------
Covenants. In order to induce you to purchase the Notes and the Warrants, the
---------
Company hereby makes and confirms each and every representation and warranty made by the Company in the Purchase Agreement to the same extent as if set forth herein in their entirety and, notwithstanding the execution and delivery of this Agreement and the Purchase Agreement, any investigation at any time made by you or on your behalf, the purchase of the Notes and Warrants by you under the Purchase Agreement and any disposition or payment of the Notes, any disposition or exercise of the Warrants or any disposition of any shares of Common Stock issued upon exercise of any Warrants. In addition, the covenants set forth in the Purchase Agreement are hereby incorporated by reference in their entirety to the same extent as if set forth herein in their entirety. Such covenants shall remain in full force and effect so long as any Notes are outstanding. If no Notes are outstanding and any Warrants or Registrable Securities (as defined in the Warrants) are outstanding, the covenants set forth in section 8, 9.1(i), 9.2, 9.4, 9.5, 9.6 and 9.8 shall remain in full force and effect so long as there has not been an Initial Public Offering. Notwithstanding the foregoing provisions of this section 4, no holder of any Warrants or any Common Stock issued upon exercise of Warrants or any Common Stock issued upon exercise of Warrants who also owns any Note may, during the continuance of any period of suspension of remedies pursuant to section 10.2(c) of the Purchase Agreement, institute any proceedings to collect any money damages in excess of (i) in the case of the Warrants, the aggregate purchase price of such Warrants (such price to be determined by reference to the Schedule of Purchasers in the Purchase Agreement) and (ii) in the case of the Common Stock, the aggregate exercise price paid pursuant to the Warrants to acquire such Common Stock.

           5. Financial Advisory Fees. The Company herewith agrees to pay to you
              -----------------------
in cash on or before January 15 in each of 1992, 1993, 1994 and 1995 an annual financial advisory fee of $20,000. The Company further agrees that, if the Company's EBIT (as defined in the Special Warrants) on a cumulative basis for the period commencing January 1, 1991 and ending December 31, 1993 (computed by reference to the Company's audited financial statements for each of the three fiscal years in this period) is less than $8,117,000, the Company shall, on or before each of March 31, 1996 and March 31, 1997, pay you in cash an annual financial advisory fee in the amount shown in Column B below:


           Column A                                 Column B
           --------                                 --------
Cumulative EBIT Achieved from
January 1, 1991 through and
including December 31, 1993              Annual Financial Advisory Fee
(in thousands, after rounding)           payable in 1996 (in thousands)
-----------------------------            ------------------------------
        $4,540 or less                               $57.5
        4,541 - 4,938                                 51.6
        4,939 - 5,335                                 46.0
        5,336 - 5,732                                 40.2
        5,733 - 6,130                                 34.5
        6,131 - 6,527                                 28.75
        6,528 - 6,924                                 23.0
        6,925 - 7,321                                 17.25
        7,322 - 7,719                                 11.5
        7,720 - 8,116                                 5.75
       8,117 or higher                                None

6.  Refinancing of Mortgage.
    -----------------------

        Mr. Gary R. Martino, Mr. Andrei Poludnewycz and Mr. Albert R. Subbloie, constituting all of the partners of Information Management Associates, a Connecticut general partnership having its principal place of business in Trumbull, Connecticut (the "Partnership"), hereby agree with you that they will cause the Partnership not to extend, renew, modify or refinance the loan evidenced by the Secured Promissory Notice, dated July 22, 1987, from the Partnership to Shawmut Home Bank, as predecessor to Connecticut National Bank, as modified by the Agreement, dated September 25, 1990, among the Partnership, the Company and Connecticut National Bank (the "Loan"), if the then outstanding principal amount of the Loan would be increased as a result thereof.

7.  Intellectual Property Rights.
    ----------------------------

        Albert R. Subbloie, Gary R. Martino and Andrei Poludnewycz, as all of the partners of the Partnership, hereby represent that the Transfer Agreement (as defined in the Purchase Agreement) has been duly authorized and executed by the Partnership and by each of them, as partners, and such Transfer Agreement is enforceable against the Partnership and each of them, as partners, according to its terms. Each of such partners further undertakes individually and as partners to cause the Partnership to take all such further actions and to execute and file all such further documents to implement the transfer of the Intellectual
Property Rights to the Company as contemplated by the Purchase Agreement.

        8. Definitions.
           -----------

        An "Affiliate" shall mean (i) in any case, any Person who, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, another Person, (ii) in your case, any of your general or limited partners,
(iii) in the case of an individual, his spouse, his issue, his estate, and any trust entirely for the benefit of his spouse and/or issue and (iv) in the case of the Company, as defined in section 15.1 of the Purchase Agreement.

        9. Termination. All provisions of this Agreement shall terminate upon
           -----------
the earliest to occur of (i) the date when no Notes, Warrants or Registrable Securities are outstanding and (ii) if no Notes are outstanding and any Warrants or Registrable Securities are outstanding, that date on which an Initial Public Offering occurs. This Agreement shall in any event terminate ten years from the date hereof unless extended in compliance with the laws of the State of Connecticut.

        10.  Miscellaneous Provisions.
             ------------------------

        10.1  Amendment. This Agreement may be altered or amended only with the
              ---------
written consent of all of the parties hereto.

        10.2  Specific Performance. The parties recognize that the obligations
              --------------------
imposed on them in section 1 and section 3 of this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement of section 1 and section 3 of this Agreement, without proving damages.

        10.3  Assignment. Except as otherwise expressly provided herein, the
              ----------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto, provided however, that the rights stated in paragraphs 1 and 3 of this Agreement may be assigned or otherwise transferred only to an Affiliate. The other rights provided to you by this Agreement are transferable with the Notes, Warrants and Registrable Securities.

        10.4  Shares Subject to this Agreement. All shares of Common Stock of
              --------------------------------
the Company now owned or hereafter acquired by any of the Shareholders shall be subject to the terms of this Agreement.

        10.5  Legend. Certificates evidencing shares of capital stock shall bear
              ------
such legends as the Company shall reasonably deem necessary to protect the rights of the parties hereunder.

        10.6  Counterparts. This Agreement may be executed in two or more
              ------------
counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

        10.7  Section Headings. Headings contained in this Agreement are
              ----------------
inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

        10.8  Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL
              -------------
LAWS OF THE STATE OF CONNECTICUT.

        10.9  Entire Agreement. This Agreement contains the entire understanding
              ----------------
of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                  By: /s/ Joseph R. Lemay
                                     --------------------------------
                                     Joseph R. Lemay

                                  By: /s/ Gary Martino
                                     --------------------------------
                                     Gary Martino

                                  By: /s/ Andrei Poludnewycz
                                     --------------------------------
                                     Andrei Poludnewycz

                                  By: /s/ Paul J. Schmidt
                                     --------------------------------
                                     Paul J. Schmidt

                                  By: /s/ Al Subbloie
                                     --------------------------------
                                     Al Subbloie

                                  By: /s/ Wendell Covalt
                                     --------------------------------
                                     Wendell Covalt

                                  By: /s/ Dennis Dobson
                                     --------------------------------
                                     Dennis Dobson



                                  INFORMATION MANAGEMENT
                                  ASSOCIATES, INC.

                                  By: /s/ Gary R. Martino
                                     --------------------------------
                                     Name:  Gary R. Martino
                                     Title: Treasurer

The foregoing Agreement is
hereby agreed to as of the
date thereof.

Wand/IMA Investments, L.P.

By: [SIGNATURE APPEARS HERE]
   ----------------------------------
   Name:
   Title:

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